LIONBRIDGE GROWS Q2 REVENUE 11% SEQUENTIALLY TO $98.0 MILLION; GENERATES $12.5
MILLION CASH FLOW FROM OPERATIONS, GAAP EPS OF ($0.00) AND NON-GAAP EPS OF $0.07

$9.6 Million Sequential Quarter Revenue Growth Drives $6.2 Million Incremental Income
from Operations Excluding Restructuring; Reflects Strengthening Revenue and Cost
Management

WALTHAM, Mass. – August 04, 2009 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended June 30, 2009. Financial and business highlights for the quarter include:

•	Revenue of $98.0 million, an increase of $9.6 million or 11% from the first quarter of 2009.

•	Total gross profit of $32.3 million, an increase of $5.1 million from the prior quarter. Gross margin was 33.0%, an improvement of 220 bps from the prior quarter.

•	Income from operations of $3.2 million excluding restructuring, a sequential quarter improvement of $6.2 million from the first quarter of 2009. This excludes the restructuring expense described below. The Company’s sequential quarter gross margin and operating income increases reflect strengthening revenue and ongoing cost management.

•	Restructuring expense of $1.6 million, reflecting the Company’s continued implementation of its previously-announced cost reduction program.

•	GAAP net loss of $248,000 or ($0.00) per share based on 56.0 million weighted average common shares outstanding. This compares to a GAAP net loss of ($0.09) per share in Q1 of 2009.

•	Non-GAAP earnings of $3.7 million or $0.07 per share, an improvement of $0.10 per share from the prior quarter. The Company defines non-GAAP earnings as net income excluding merger, restructuring and related costs, stock-based compensation, amortization of acquisition-related intangible assets and unusual, one-time charges. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $12.5 million during the quarter.

•	Ending cash balance of $28.0 million or $0.50 per share.

•	Net debt of $8.7 million, a sequential quarter decrease of $13.1 million from the first quarter of 2009. The Company has reduced its net debt by $31.5 million from the second quarter of 2008.

•	The Company also announced several new client engagements during the quarter including a six year, $100 million contract with the US Department of Justice, and an estimated $8 million per year contract with Dell.

•	During the quarter, Lionbridge was also added to the Russell 3000 Index.

“As expected, our strengthening revenue is generating significant incremental operating profit as we reduce costs and optimize our advanced language platform,” said Rory Cowan, Lionbridge CEO. “Despite the effects of the global economic slowdown, we continue to establish long-term relationships with the world’s most trusted organizations. We are implementing our cost reduction program to reduce fixed costs and enhance our profitability model. And we continue to generate cash and reduce our debt. All of these trends indicate a solid second half 2009 and further acceleration in 2010.”

The Company provided its outlook for the third quarter of 2009 with estimated revenue of $93 to $98 million, reflecting traditional third quarter seasonality.

The Company will host a conference call today at 9:00 am ET regarding the content of this release as well as the Company’s overall outlook going forward and other matters. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/aug4. A replay will be available at this location for a week.

Non-GAAP Financial Measures
In this release, the Company’s Non-GAAP Earnings disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. Non-GAAP Earnings represents GAAP Earnings excluding amortization of acquisition-related intangible assets, merger, restructuring and related costs, unusual, one time items and stock based compensation expenses. Non-GAAP earnings are presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the non-GAAP earnings information is useful to investors for these reasons. Non-GAAP EPS is a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of Non-GAAP Earnings to net income on the last page of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings performance of Lionbridge in FY 2009 and FY 2010, anticipated customer demands well as expected cost savings and improvements to profitability, financial performance and the timing of such activities. Lionbridge’s actual experiences, actions, cost savings, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services by customers and prospective customers; a reduction in demand for outsourced business processes generally and within the industries served by Lionbridge in particular; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely effect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty, volatility or deterioration in global economic conditions that could negatively affect demand for the Company’s services; continued tightening of the credit markets which could negatively affect Lionbridge’s business, demand for its services and ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; the Company’s continued compliance  with the financial and other restrictive covenants under its revolving credit agreement; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles and deeper impact of the global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to attract and retain highly skilled resources to meet customer demands; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the timing and speed of customer and user acceptance of Lionbridge’s language technology; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy Logoport; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue.......................................................	$98,028	$125,475	$186,431	$242,523
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)................................................	65,703	85,921	126,876	166,796
Sales and marketing............................................	7,022	8,903	14,715	17,720
General and administrative............................................	18,442	22,807	37,245	45,982
Research and development............................................	1,096	1,337	2,281	2,449
Depreciation and amortization............................................	1,154	1,272	2,295	2,411
Amortization of acquisition-related intangible assets.........................	1,380	2,113	2,760	4,226
Merger, restructuring and other charges.....................................	1,645	221	2,638	427

Total operating expenses............................................	96,442	122,574	188,810	240,011

Income (loss) from operations............................................	1,586	2,901	(2,379)	2,512
Interest expense:
Interest on outstanding debt ............................................	465	971	1,002	2,093
Amortization of deferred financing costs and discount on debt ......	45	45	89	89
Interest income ............................................	20	102	79	249
Other expense, net ............................................	720	478	725	2,889

Income (loss) before income taxes............................................	376	1,509	(4,116)	(2,310)
Provision for income taxes............................................	624	601	1,208	1,217

Net income (loss) ............................................	$(248)	$908	$(5,324)	$(3,527)

Net income (loss) loss per share of common stock:
Basic	$0.00	$0.02	$(0.10)	$(0.06)
Diluted	$0.00	$0.02	$(0.10)	$(0.06)
Weighted average number of common shares outstanding:
Basic	56,011	55,915	55,935	56,028
Diluted	56,011	56,486	55,935	56,028

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents............................................	$27,998	$37,978
Accounts receivable, net of allowances of $685 at June 30, 2009 and December 31, 2008 ...................	54,583	67,184
Work in process............................................	17,683	17,893
Other current assets............................................	8,386	9,615

Total current assets............................................	108,650	132,670
Property and equipment, net............................................	12,883	14,077
Goodwill ...................................................................	9,675	9,675
Other intangible assets, net............................................	17,240	20,000
Other assets..............................................................	7,995	7,760

Total assets..............................................	$156,443	$184,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt..................	$—	$22
Accounts payable.......................................................	20,381	20,218
Accrued compensation and benefits............................................	18,902	20,122
Other accrued expenses and current liabilities...............................	22,522	24,868
Deferred revenue...............................................	7,827	10,277

Total current liabilities............................................	69,632	75,507
Long-term debt, less current portion............................................	36,700	55,700
Deferred income taxes, long-term............................................	793	737
Other long-term liabilities............................................	12,662	12,568

Total stockholders’ equity ............................................	36,656	39,670

Total liabilities and stockholders’ equity............................	$156,443	$184,182

Reconciliation of GAAP Net Loss to Non-GAAP EPS Comparison to Q1 2009
(UNAUDITED)

	Three Months Ended
	June 30, 2009	March 31, 2009
Net loss....................................................	$(248)	$(5,076)
Amortization of acquisition-related intangible assets.........................	1,380	1,380
Merger, restructuring and other charges............................................	1,645	993
Stock-based compensation............................................	960	1,123

Non-GAAP earnings............................................	3,737	(1,580)
Fully diluted weighted average number of common shares outstanding	56,218	55,857
Adjusted EPS....................................................................	$0.07	$(0.03)